Exhibit 99.1

Pamrapo Bancorp, Inc. Reports Fourth Quarter Results

BAYONNE, NJ—(Marketwire—February 1, 2008)—Pamrapo Bancorp, Inc. (NASDAQ: PBCI) today reported net income for the fourth quarter and fiscal year ended December 31, 2007.

Net income for the fourth quarter of 2007 amounted to $828,000, or $0.17 cents per share, as compared with $1.418 million, or $0.28 cents per share, in the fourth quarter of 2006.

Net income for the year ended December 31, 2007 amounted to $4.352 million, or $0.87 cents per share, as compared with $6.542 million, or $1.31 cents per share, for the year ended December 31, 2006.

Pamrapo’s book value per share at December 31, 2007 was $11.79.

Pamrapo Bancorp, Inc. is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operates eleven branch offices in Bayonne, Jersey City, Fort Lee, Hoboken, and Monroe, New Jersey.

Forward-Looking Statements

This press release may include certain forward-looking statements based on current management expectations. The actual results of Pamrapo Bancorp, Inc. (the “Company”) could differ materially from those management expectations. Factors that could cause future results to vary from current management expectations include, but are not limited to, general economic conditions, legislative and regulatory changes, monetary and fiscal policies of the federal government, changes in tax policies, rates and regulations of federal, state and local tax authorities, changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of loan and investment portfolios of Pamrapo Savings Bank, S.L.A., the Company’s wholly-owned subsidiary, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

COMPARATIVE STATEMENTS OF FINANCIAL CONDITION

(In Thousands)

	December 31, 2007	December 31, 2006
ASSETS
Cash and amounts due from depository institutions	$3,920	$4,557
Interest-bearing deposits in other banks	62,976	8,790

Cash and Cash Equivalents	66,896	13,347

Securities available for sale	917	1,170
Investment securities held to maturity	10,377	9,168
Mortgage-backed securities held to maturity	123,907	141,053
Loans receivable	439,053	454,859
Foreclosed real estate	486	—
Premises and equipment	3,340	3,731
Federal Home Loan Bank of New York stock	4,996	5,721
Interest receivable	2,738	2,894
Deferred tax asset	2,504	2,228
Other assets	2,214	2,389

Total Assets	$657,428	$636,560

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits	$507,961	$469,941
Advances from Federal Home Loan Bank of
New York	84,000	101,000
Advance payments by borrowers for taxes and insurance	3,558	3,654
Other liabilities	3,270	3,397

Total Liabilities	598,789	577,992

Stockholders’ Equity:
Preferred stock; 3,000,000 shares authorized; none issued and outstanding	—	—
Common Stock; $0.01 par value; 25,000,000 shares authorized; 6,900,000 shares issued; 4,975,542 shares outstanding	69	69
Paid-in capital	19,340	19,340
Retained earnings	63,711	63,937
Accumulated other comprehensive (loss)	(1,302)	(1,599)
Treasury stock, at cost; 1,924,458 shares	(23,179)	(23,179)

Total Stockholders’ Equity	58,639	58,568

Total Liabilities and Stockholders’ Equity	$657,428	$636,560

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, except per share data)

	For the Year Ended December 31,		Three Months Ended December 31,
	2007	2006	2007	2006
Interest income
Loans	$28,838	$28,937	$7,163	$7,378
Mortgage-backed securities	6,003	7,222	1,392	1,674
Investments	695	773	181	170
Other interest-earning assets	1,566	606	462	168

Total Interest Income	37,102	37,538	9,198	9,390

Interest expense
Deposits	13,699	11,314	3,502	3,146
Advances and other borrowed money	4,384	4,667	1,051	1,243

Total Interest Expense	18,083	15,981	4,553	4,389

Net Interest Income	19,019	21,557	4,645	5,001
Provision for Loan Losses	670	0	150	0

Net Interest Income after Provision for Loan Losses	18,349	21,557	4,495	5,001

Non-Interest Income
Fees and service charges	1,250	1,183	319	285
Commissions from sale of financial products	904	976	159	366
Gain on sale of securities available for sale	0	430	0	0
Other	194	209	56	51

Total Non-Interest Income	2,348	2,798	534	702

Non-Interest Expenses
Salaries and employee benefits	7,596	7,638	2,105	1,909
Net occupancy expense of premises	1,200	1,183	299	273
Equipment	1,320	1,295	370	328
Advertising	255	307	78	72
Professional fees	771	595	221	135
Other	2,700	2,867	682	719

Total Non-Interest Expenses	13,842	13,885	3,755	3,436

Income before Income Taxes	6,855	10,470	1,274	2,267
Income Taxes	2,503	3,928	446	849

Net Income	$4,352	$6,542	$828	$1,418

Net Income per Common Share
Basic	$0.87	$1.31	$0.17	$0.28
Diluted	$0.87	$1.31	$0.17	$0.28

Weighted Average Number of Common Shares outstanding
Basic	4,975,542	4,975,542	4,975,542	4,975,542

Diluted	4,978,652	4,980,708	4,977,455	4,982,335

Dividends per Common Share	$0.92	$0.92	$0.23	$0.23

CONTACT

Robert A. Hughes, CPA

Investor Relations

201-339-4600